Exhibit 10.1

FIRST AMENDMENT TO DELAYED DRAW TERM LOAN

AND BRIDGE LOAN CREDIT AGREEMENT

FIRST AMENDMENT TO DELAYED DRAW TERM LOAN AND BRIDGE LOAN CREDIT AGREEMENT (this “Amendment”), dated as of July 28, 2014 (the “Effective Date”) by and among Par Petroleum Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders party hereto (the “Lenders”), and Jefferies Finance LLC, as administrative agent for the Lender (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Administrative Agent, and the Lenders entered into that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as may be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Term Lenders make an additional advance to the Borrower in the amount of $35,000,000 and has requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Term Lenders have agreed to make such additional advance to the Borrower and the Lenders have agreed to amend such provisions of the Credit Agreement, in each case, subject to the terms and conditions set forth herein and, as applicable, in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the recitals hereto) shall have the respective meaning assigned to such terms in the Credit Agreement, unless otherwise defined herein.

2. Amendments to Credit Agreement.

(a) The following new defined terms are hereby added to Appendix I of the Credit Agreement in their appropriate alphabetical order:

‘“First Amendment’ means that certain First Amendment to the Delayed Draw Term Loan and Bridge Loan Credit Agreement, dated as of July 28, 2014, by and among the Borrower, the other Credit Parties thereto, the Lenders party thereto, and the Administrative Agent.”

‘“Fourth Advance’ has the meaning assigned to such term in Section 2.1(c)(iv).”

‘“Fourth Advance Closing Payment’ shall have the meaning assigned to such term in Section 3(d) of the First Amendment.”

‘“Fourth Advance Closing Payment Letter’ means that certain closing payment letter dated as of July 28, 2014 between the Credit Parties and the Term Lenders.”

‘“Rights Offering’ means the Borrower’s registered rights offering made pursuant to the Prospectus dated as of July 7, 2014, as supplemented by the Prospectus Supplement dated as of July 22, 2014 and as further supplemented from time to time, pursuant to which, among other things, the Borrower is issuing at no charge, one transferable subscription right with respect to each share of Common Stock outstanding as of the close of business on July 21, 2014 entitling holders of such subscription rights to purchase, on or before August 13, 2014, 0.21 shares of Common Stock at an exercise price of $16.00 for each whole share of Common Stock held by a holder.”

‘“Rights Offering Equity Proceeds’ means the Net Equity Proceeds from the issuance of Common Stock pursuant to the Rights Offering.”

(b) The following existing defined terms in Appendix I of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Advance” means any of the First Advance, the Second Advance, the Third Advance or the Fourth Advance.

“Advances” means, collectively, the First Advance, the Second Advance, the Third Advance and the Fourth Advance.

“Total Term Loan Commitment” means $85,000,000, as such amount may be reduced or terminated pursuant to Section 2.7 on and after the Closing Date, minus the Existing Term Loans outstanding on the Closing Date immediately after giving effect to this Agreement. The initial Total Term Loan Commitment on the Closing Date immediately after giving effect to this Agreement (but before giving effect to making any Advances) is $15,536,450.23.”

(c) Section 2.1(b)(i)(iv) of the Credit Agreement is hereby amended by deleting “three (3)” therefrom and substituting “four (4)” in lieu thereof.

(d) Section 2.1(b)(ii) of the Credit Agreement is hereby amended by deleting “Second Advance and Third Advance” therefrom and substituting “Second Advance, Third Advance and Fourth Advance” in lieu thereof.

(e) Section 2.1(b)(iv)(D) of the Credit Agreement is hereby amended by deleting “Second Advance and the Third Advance” therefrom and substituting “Second Advance, Third Advance and Fourth Advance” in lieu thereof.

(f) Section 2.1(c)(ii) of the Credit Agreement is hereby amended by deleting therefrom “and” after “(“Second Advance”);”.

(g) Section 2.1(c)(iii) of the Credit Agreement is hereby amended by deleting the “.” after “(“Third Advance”)” and substituting “; and” in lieu thereof.

(h) Section 2.1(c) of the Credit Agreement is hereby amended by adding the following immediately after Section 2.1(c)(iii):

“(iv) after the Closing Date but prior to the expiration of the Term Loan Availability Period, upon satisfaction of the conditions set forth in Section 3.2 of the Credit Agreement and the conditions set forth in the First Amendment, a fourth advance of a New Term Loan in an amount equal to $35,000,000 (“Fourth Advance”) provided that the Borrower hereby irrevocably directs the Term Lenders to use a portion of the proceeds of the Fourth Advance to pay the Fourth Advance Closing Payment in full and as such, each Term Lender who funds the Fourth Advance shall net fund its Pro Rata Share of the Fourth Advance to facilitate the payment to such Term Lender of its Pro Rata Share of the Fourth Advance Closing Payment.”

(i) For the avoidance of doubt, the Fourth Advance shall constitute a New Term Loan for all purposes under the Loan Documents and shall be issued with an original issue discount of 5% such that the Term Lenders (on the date hereof) shall lend 95 cents of each $1 of the Fourth Advance made pursuant to Sections 2.1(b) and (c) of the Credit Agreement (as amended by this Amendment).

(j) Section 2.8(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) Equity Issuances.

(i) No later than five (5) Business Days following the date of receipt by the Borrower of any Rights Offering Equity Proceeds, the Borrower shall send a written notice to Administrative Agent and each Lender specifying its intent to use such Net Equity Proceeds to apply to the outstanding Term Loan Obligations (with respect to the Fourth Advance) and Bridge Loan Obligations, the proposed repayment date, the principal amount of the Loans to be repaid, the amount of accrued interest due in connection therewith and the amount of any Bridge Loan Exit Fee and Term Loan Exit Fee due and payable in connection therewith (if any) and, within fifteen (15) days after receipt of such Net Equity Proceeds, the Borrower shall apply 100% of such Net Equity Proceeds to the outstanding Term Loan Obligations and Bridge Loan Obligations in accordance with Section 2.8(h)(iii) hereof until paid in full. Each repayment of any or all of the Loans under this Section 2.8(g)(i) shall be applied according to Sections 2.8(h)(iii) hereof. Repayments shall be accompanied by accrued interest (including, without limitation, any uncapitalized Bridge Loan PIK Interest and uncapitalized Term Loan PIK Interest accrued on account of the amount repaid) to the extent required by Section 2.6 and any Bridge Loan Exit Fee or Term Loan Exit Fee due in connection with such repayment.

(ii) No later than five (5) Business Days following the date of receipt by the Borrower of any Net Equity Proceeds (other than the Rights Offering Equity Proceeds), the Borrower shall send a written notice to Administrative

Agent and each Bridge Lender specifying its intent to use such Net Equity Proceeds to apply to the outstanding Bridge Loan Obligations (if any), the proposed repayment date, the principal amount of the Bridge Loans to be repaid, the amount of accrued interest due in connection therewith and the amount of any Bridge Loan Exit Fee due and payable in connection therewith and, within fifteen (15) days after receipt of such Net Equity Proceeds, the Borrower shall apply 100% of such Net Equity Proceeds to the outstanding Bridge Loan Obligations in accordance with Section 2.8(h)(iii) hereof until paid in full. Each repayment of any or all of the Loans under this Section 2.8(g)(ii) shall be applied according to Sections 2.8(h)(iii) hereof. Repayments shall be accompanied by accrued interest (including, without limitation, any uncapitalized Bridge Loan PIK Interest accrued on account of the amount repaid) to the extent required by Section 2.6 and any Bridge Loan Exit Fee due in connection with such repayment.”

(k) Section 2.8(h) of the Credit Agreement is hereby amended to add the following Section 2.8(h)(iii) immediately following Section 2.8(h)(ii):

“(iii) Amounts to be applied pursuant to Section 2.8(g)(i) to the repayment of the Obligations shall be applied as follows: (i) First, towards the payment of any Term Loan Exit Fee which is due (if any) in connection with such repayment of the Term Loan Obligations with respect to the Fourth Advance, until paid in full, (ii) Second, towards payment of interest and fees (other than the Term Loan Exit Fee) then due hereunder on account of the Fourth Advance (including any accrued Term Loan PIK Interest in regards to such prepayment but not yet capitalized), until paid in full, (iii) Third, towards the principal amount of the Fourth Advance then outstanding hereunder, until paid in full, (iv) Fourth, towards payment of the Bridge Loan Exit Fee which is due in connection with such repayment, if any, until paid in full, (v) Fifth, towards payment of interest and fees (other than the Bridge Loan Exit Fee) then due hereunder on account of the outstanding Bridge Loan in connection with such prepayment (including any accrued Bridge Loan PIK Interest in regards to such prepayment but not yet capitalized), until paid in full, and (vi) Sixth, towards payment of the principal amount of the Bridge Loan then outstanding hereunder, until paid in full. All amounts payable to Term Lenders under clauses (i), (ii) and (iii) of the immediately preceding sentence shall be distributed ratably among the Term Lenders in accordance with their Pro Rata Share of the outstanding Term Loan Obligations with respect to the Fourth Advance. All amounts payable to Bridge Lenders under clauses (iv), (v) and (vi) of the sentence immediately before the immediately preceding sentence shall be distributed ratably among the Bridge Lenders in accordance with their Pro Rata Share of the outstanding Bridge Loan Obligations. Amounts to be applied pursuant to Section 2.8(g)(ii) to the repayment of the Bridge Loan Obligations shall be applied as follows: (i) First, towards payment of the Bridge Loan Exit Fee which is due in connection with such repayment, if any, until paid in full, (ii) Second, towards payment of interest and fees (other than the Bridge Loan Exit Fee) then due hereunder on account of the outstanding Bridge Loan in connection with such prepayment (including any accrued Bridge Loan PIK Interest in regards to such prepayment but not yet capitalized), until paid in full and (iii) Third, towards payment of the principal amount of the Bridge Loan then outstanding hereunder, until paid in full. All amounts payable to Bridge Lenders under clauses (i), (ii) and (iii) of the immediately preceding sentence shall be distributed ratably among the Bridge Lenders in accordance with their Pro Rata Share of the outstanding Bridge Loan Obligations.”

(l) Section 2.8(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Term Lender’s Election Regarding Prepayments. Each Term Lender shall be permitted to elect not to accept any mandatory prepayment (or any portion thereof) otherwise payable pursuant to Sections 2.8(c), (d), (e), (f) and/or (g)(i) hereunder so long as such Term Lender notifies the Borrower and Administrative Agent in writing of such election at least three (3) Business Days before such payment is due hereunder. In the event that any Term Lender declines all or any portion of the mandatory prepayment otherwise payable to it under Sections 2.8(c), (d), (e), (f) and/or (g)(i) hereunder, such amount of the prepayment shall be permitted to be retained by Borrower to be used for any purpose not prohibited hereunder and shall not be required to be applied to prepay all or any portion of the Obligations pursuant to Sections 2.8(c), (d), (e), (f) or (g)(i) hereunder.”

(m) Section 3.2 of the Credit Agreement is hereby amended by deleting, in each instance, “First Advance, Second Advance and Third Advance” and replacing it with “First Advance, Second Advance, Third Advance and Fourth Advance.”

(n) Section 5.9(b) of the Credit Agreement is hereby amended and restated as follows:

“(b) Second Advance, Third Advance and Fourth Advance, (i) to pay any deposit then due under the Purchase Agreement, (ii) to pay the fees, costs, and expenses incurred and/or payable in connection with this Agreement, the other Loan Documents, the Purchase Documents and the transactions contemplated hereby and thereby, including without limitation, any Commitment Fees and the Fourth Advance Closing Payment, (iii) to pay the Acquisition Consideration and/or fund any acquisition permitted hereunder and (iv) for working capital purposes and all other general corporate purposes and”.

(o) Section 10.1(c)(iv) of the Credit Agreement is hereby amended by deleting “amend Section 2.8(h), (i) or (j)” therefrom and substituting the following in lieu thereof “amend Section 2.8(g), (h), (i) or (j)”.

(p) Section 10.7(a) of the Credit Agreement is hereby amended by deleting “AND THE CLOSING PAYMENT LETTER” therefrom and substituting the following in lieu thereof “, THE CLOSING PAYMENT LETTER AND THE FOURTH ADVANCE CLOSING PAYMENT LETTER.”.

(q) Schedule I to the Credit Agreement is hereby replaced with Schedule I attached hereto as Exhibit A.

3. Additional Agreements.

(a) Borrowing Request. Notwithstanding any other provisions set forth in the Credit Agreement, the Borrower’s execution of this Amendment shall constitute the Borrower’s request for the Fourth Advance in the amount of $35,000,000.00 and shall otherwise satisfy any Borrowing Request requirements set forth in the Loan Documents.

(b) Funding the Fourth Advance. Subject to the terms and conditions set forth herein and satisfaction of the conditions set forth in Section 3.2 of the Credit Agreement, the Term Lenders shall make the Fourth Advance on the Effective Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Administrative Agent shall promptly credit and/or remit the amounts so received to an account as directed by the Borrower or, if the Fourth Advance is not made on such date because any condition precedent herein specified shall not have been met or waived in accordance herewith, return the amounts so received to the Term Lenders. The Administrative Agent shall only be required to advance funds to the Borrower with respect to the Fourth Advance to the extent that the Administrative Agent shall have received such funds from the Term Lenders.

(c) Term Loan Commitments. Upon funding the Fourth Advance, all Term Loan Commitments shall be terminated and the Term Lenders shall have no further obligation to fund any Term Loans (other than in connection with the capitalizing of Term Loan PIK Interest (to the extent that capitalizing Term Loan PIK Interest is construed to constitute the funding of a New Term Loan)). For the avoidance of doubt, notwithstanding the terms of this Amendment or the Credit Agreement, there shall be no Third Advance made under the Credit Agreement.

(d) Fourth Advance Closing Payment. Borrower shall pay to the Term Lenders a closing payment in connection with the funding of the Fourth Advance (the “Fourth Advance Closing Payment”) as set forth and in accordance with the terms and provisions of the Fourth Advance Closing Payment Letter. The Fourth Advance Closing Payment shall be earned in full on the date hereof and shall be payable in accordance with the provisions of the Fourth Advance Closing Payment Letter. The Fourth Advance Closing Payment shall not in any way limit the Borrower’s obligations to pay any other amount hereunder, or reimburse the Administrative Agent or the Lenders for any cost or expense, under the Loan Documents. The Fourth Advance Closing Payment shall constitute a “Term Loan Obligation” for all purposes under the Loan Documents.

4. Representations and Warranties. Each of the Borrower and each of the Guarantors hereby confirms, reaffirms, and restates the representations and warranties made by it in the Credit Agreement, as amended hereby, and confirms that all such representations and warranties are true and correct in all material respects as of the date hereof (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change”

shall be true and correct in all respects). The Borrower and each Guarantor further represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment) to the Lenders that:

(a) The execution, delivery, and performance by each Credit Party of this Amendment and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s governing powers, (ii) have been duly authorized by all necessary governing action, (iii) do not contravene (x) such Credit Party’s Organizational Documents or (y) any law or any contractual restriction binding on or affecting such Credit Party, and (iv) will not result in or require the creation or imposition of any Lien prohibited by the Loan Documents;

(b) No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by any Credit Party of this Amendment, or the consummation of the transactions contemplated hereby, except for those consents and approvals that have been obtained, made or waived on or prior to the date hereof and that are in full force and effect;

(c) This Amendment has been duly executed and delivered by such Credit Party and is the legal, valid, and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity; and

(d) No Default or Event of Default has occurred and is continuing or will result from the execution, delivery and performance of this Amendment.

5. Effect of this Amendment. Except as expressly amended, consented to or waived hereby, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Except as expressly set forth herein, the terms of this Amendment shall not be deemed (i) a waiver of any Default or Event of Default, (ii) a consent, waiver or modification with respect to any term, condition, or obligation of the Borrower or any other Credit Party in the Credit Agreement or any other Loan Document, (iii) a consent, waiver or modification with respect to any other event, condition (whether now existing or hereafter occurring) or provision of the Loan Documents or (iv) to prejudice any right or remedy which the Administrative Agent or any Lender may now or in the future have under or in connection with the Credit Agreement or any other Loan Document.

6. Conditions Precedent. This Amendment shall become effective on the Effective Date, subject to the prior or concurrent satisfaction of each of the conditions precedent set forth below unless any such condition is waived, in writing by the Lenders:

a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Term Lenders:

i. this Amendment, any Note if requested by any Term Lender payable to it in the amount of its Pro Rata Share of the Fourth Advance and all attached exhibits and schedules hereto and thereto;

ii. customary opinion(s) of the Credit Parties’ counsel dated as of the date of this Amendment, covering the matters as the Term Lenders may reasonably request;

iii. the Fourth Advance Closing Payment Letter;

iv. certificates of a Responsible Officer of each Credit Party as of the date of this Amendment (A) attesting to the resolutions of the Board of Directors or other governing body of such Credit Party approving the execution, delivery and performance of the Loan Documents to which such Credit Party is a party, (B) certifying and attaching the Organizational Documents of such Credit Party (C) certifying to and attaching all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, any Note, and the other Loan Documents and (D) certifying the names and true signatures of the officers of such Credit Party, if applicable, authorized to sign this Amendment, any Notes and the other Loan Documents to which such Credit Party is a party;

v. a certificate dated as of the date of this Amendment from the Responsible Officer of the Borrower stating that (A) all representations and warranties of each Credit Party set forth in the Credit Agreement are true and correct in all material respects as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time and except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects); (B) as of the date of this Amendment, no Default has occurred and is continuing; and (C) the conditions in Section 3.2 of the Credit Agreement and in this Amendment have been satisfied;

vi. certificates of good standing for each Credit Party in each jurisdiction in which such Credit Party is organized, which certificate shall be dated as of a date within five (5) days prior to the Effective Date;

vii. certificates of good standing for each Credit Party in each jurisdiction in which such Credit Party is qualified to do business (other than as covered in clause (vi) immediately above), where its failure to be duly qualified or licensed would cause a Material Adverse Change, which certificates shall be dated as of a date within five (5) days prior to the Effective Date;

viii. a funds flow agreement dated as of even date hereof by and between the Administrative Agent and the Credit Parties, in form and substance satisfactory to Lenders (“Funds Flow Agreement”); and

ix. such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or the Term Lenders may reasonably request.

b) Payment of Fees. On the Effective Date, Borrower shall have paid (i) all fees, costs and expenses referenced in the Funds Flow Agreement, which are payable pursuant to Section 10.4 of the Credit Agreement and (ii) the Administrative Agency Amendment Fee (as defined in the Funds Flow Agreement).

c) No Default. No event or conditions exists that would constitute a Default or Event of Default.

d) Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement, the First Amendment, and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct as of such earlier date or time).

e) Material Adverse Change. There shall not have occurred or become known to any Term Lender, any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on (i) the consummation of the Contemplated Acquisition, (ii) the property, assets, business, operations, liabilities or financial condition of Borrower and its Subsidiaries taken as a whole since September 30, 2013 (except with regard to the restatement of Borrower’s 2013 annual financial statements, which occurred on May 30, 2014), (iii) the property, assets, business, operations, or liabilities of Koko’oha Investments, Inc. or Mid Pac Petroleum, LLC (taken as a whole with their respective Subsidiaries, if any) or (iv) the ability of the Term Loan Lenders to enforce their rights or remedies under the Loan Documents.

f) No Proceeding or Litigation, No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with the Credit Agreement, the First Amendment, or any other document or transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of the Term Lenders, could reasonably be expected to result in a Material Adverse Change.

7. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and such other documents, and no investigation by the Administrative Agent or the Lenders or any closing of any transaction shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.

(b) Notices. All notices required to be made under this Amendment shall be made in the manner and at the address set forth in Section 10.2 of the Credit Agreement.

(c) Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all reasonable fees and out-of-pocket disbursements incurred by the Administrative Agent or the Lenders in connection with the preparation, execution, delivery, administration and enforcement of this Amendment, including without limitation the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders, to the same extent that the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

(d) Reference to Credit Agreement. From and after the effectiveness of this Amendment, all references to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time, and each reference in any other Loan Document to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter modified, amended, restated or supplemented from time to time.

(e) Severability. If any provision of this Amendment is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Amendment.

(g) Entire Agreement. This Amendment shall be deemed to be a Loan Document and, together with the other Loan Documents and the agreements, documents and instruments contemplated hereby, constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby and thereby.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or .pdf also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(i) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and assigns. The Credit Parties may not assign this Amendment or any of their respective rights or obligations hereunder to any Person without the prior written consent of the Lenders, which consent may be withheld or given in each such Lender’s sole discretion.

(j) Governing Law; Venue; Jury Trial. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN SECTION 10.12 OF THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.14 OF THE CREDIT AGREEMENT.

(k) Guarantors. Each Guarantor, for value received, hereby expressly consents and agrees to the Borrower’s execution and delivery of this Amendment, to the performance by the Borrower of its agreements and obligations hereunder and to the consents, amendments and waivers set forth herein. This Amendment, the performance or consummation of any transaction or matter contemplated under this Amendment and all consents, amendments and waivers set forth herein, shall not limit, restrict, extinguish or otherwise impair any Guarantor’s liability to the Administrative Agent and Lender with respect to the payment and other performance obligations of such Guarantor pursuant to the Guarantees. Each Guarantor hereby ratifies, confirms and approves its Guarantee and acknowledges that it is unconditionally liable to the Administrative Agent and Lender for the full and timely payment of the Guaranteed Obligations (on a joint and several basis with the other Guarantors). Each Guarantor hereby acknowledges that it has no defenses, counterclaims or set-offs with respect to the full and timely payment of any or all Guaranteed Obligations.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Delayed Draw Term Loan and Bridge Credit Agreement as of the date first written above.

BORROWER: PAR PETROLEUM CORPORATION, a Delaware corporation

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Executive Officer

GUARANTORS:

PAR PICEANCE ENERGY EQUITY LLC,

a Delaware limited liability company

PAR UTAH LLC,

a Delaware limited liability company

EWI LLC, a Delaware limited liability company

PAR WASHINGTON LLC,

a Delaware limited liability company

PAR NEW MEXICO LLC,

a Delaware limited liability company

HEWW EQUIPMENT LLC,

a Delaware limited liability company

PAR POINT ARGUELLO LLC,

a Delaware limited liability company

By: PAR PETROLEUM CORPORATION,
a Delaware corporation, as Sole Member of each of the foregoing companies

	By:	/s/ William Monteleone
	Name:	William Monteleone
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

ADMINISTRATIVE AGENT:

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ J. Paul McDonald
Name:	J. Paul McDonald
Title:	Managing Director

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

LENDERS:

WB MACAU55, LTD., as a Lender

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Director

Highbridge International, LLC, as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

Highbridge Tactical Credit & Convertibles Master Fund, L.P., as a Lender

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

Chatham Asset High Yield Master Fund, LTD., as a Lender

By: Chatham Asset Management, LLC, investment advisor

By:	/s/ James Ruggerio, Jr.
Name:	James Ruggerio, Jr.
Title:	Chief Operating Officer

Chatham Eureka Fund, L.P., as a Lender

By: Chatham Asset Management, LLC, investment advisor

By:	/s/ James Ruggerio, Jr.
Name:	James Ruggerio, Jr.
Title:	Chief Operating Officer

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

ICQ Investments 17, LP, as a Lender

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	Senior Vice President

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

ZCOF Par Petroleum Holdings, L.L.C., as a Lender

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler
Title:	Vice President

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

Omega Charitable Partnership, L.P., as a Lender

By: Omega Associates, LLC, its general partner

By:	/s/ David Bloom
Name:	David Bloom
Title:	Member/Authorized Signatory

[Signature Page to First Amendment to Delayed Draw Term Loan and Bridge Loan Credit Agreement]

EXHIBIT A

Schedule I

COMMITMENTS

Bridge Lender	Bridge Loan Commitment
Chatham Asset High Yield Master Fund, LTD.	$18,900,000
Chatham Eureka Fund, L.P.	$11,100,000
Omega Charitable Partnership, L.P.	$20,000,000
ZCOF Par Petroleum Holdings, L.L.C.	$10,000,000
ICQ Investments 17, LP	$15,000,000

TOTAL	$75,000,000

Term Loan Lender	Term Loan Commitment
(before giving effect to any Advances)
Highbridge International, LLC	$14,272,613.96
Highbridge Tactical Credit & Convertibles Master Fund, L.P.	$3,415,143.63
WB Macau55 Ltd.	$32,848,692.65

TOTAL	$50,536,450.24